FIRST AMENDMENT OF FINANCING AGREEMENT
This First Amendment of Financing Agreement (this “Amendment”) is entered into on February 15, 2022 but with an effective date as of January 1, 2022 (the “Effective Date”), by and among Today SPV, LLC a Delaware limited liability company (the “Borrower”), Today Card, LLC and Today Marketing, LLC, each a Delaware limited liability company (each a “Credit Party” and collectively with Borrower, the “Credit Parties”), Park Cities Asset Management, LLC, a Delaware limited liability company (“Agent”), and PCAM Credit XV, LLC, a Texas limited liability company (the “Lender”). The Borrower, each Credit Party, Agent, and Lender are each a “Party” and are collectively the “Parties”.

RECITALS

A.The Parties entered into that certain Financing Agreement dated as of October 12, 2021 (as may be amended from time to time, the “Financing Agreement”; capitalized terms not otherwise defined herein shall have the meanings given in the Financing Agreement) and certain other Transaction Documents, whereby Lender agreed to extend credit to Borrower in the initial amount of up to FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (the “Loan”).
B.Borrower has requested an amendment of certain covenants and other amendments to the Financing Agreement, and Lender and Agent have agreed to such amendments on the terms hereof.
NOW, THEREFORE, in consideration of the recitals, releases, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

AGREEMENTS

1.Amendments to Financing Agreement. As of the Effective Date, the Financing Agreement shall be amended as follows:
(a)New Definitions. Section 1.1 of the Financing Agreement is amended by adding the following terms in alphabetical order:
““Applicable Six Month Charge Off Rate” means (i) with respect to any Special Vintage Pool, six percent (6%), and (ii) with respect to all other Vintage Pools, four percent (4%).”
““Applicable Twelve Month Charge Off Rate” means (i) with respect to any Special Vintage Pool, twenty-five percent (25%), and (ii) with respect to all other Vintage Pools, fifteen percent (15%).”
““Determination Date” means the date as of which any financial covenant or other metric is calculated or determined (regardless of when reported).”
““First Amendment” means that certain First Amendment of Financing Agreement dated as of February __, 2022, and entered into among Borrower, Parent, the other Credit Parties party thereto, Lender, and Agent.”
““First Amendment Effective Date” means the “Effective Date” under and as defined in the First Amendment.”
““Original Effective Date” means October 12, 2021.”

““Special Vintage Pool” means any of the Vintage Pools from July 2021 through November 2021, inclusive.”
(b)Trailing First Payment Default Rate. Section 1.1 of the Financing Agreement is amended by deleting the definition of “Trailing First Payment Default Rate” and replacing it in its entirety as follows:
““Trailing First Payment Default Rate” means, as of any date of determination, the quotient of (a) the number of Obligors who (i) had Receivables in the second, third and/or fourth most recent Vintage Pools and (ii) had their first payment become one or more days past due divided by (b) the total number of new Accounts that were opened during those respective Vintage Pools. By way of example, if the relevant date of determination is December 30, 2021, then the Vintage Pools for August 2021, September 2021 and October 2021 shall be applicable. For purposes of clarification, (i) the Trailing First Payment Default Rate shall not be adjusted downward for any Obligors who subsequently cured their first payment default, and (ii) Obligors who have not made a purchase or otherwise made use of their Account shall not be included in the foregoing clause (a) numerator.”
(c)Third Payment Default Rate. Section 6.1(b) of the Financing Agreement is amended by deleting such section and replacing it in its entirety as follows:
“Trailing Third Payment Default Rate. The Credit Parties shall not permit the Trailing Third Payment Default Rate to be greater than:
(a)    As of any Determination Date from and after the Original Effective Date through and including the day immediately prior to the First Amendment Effective Date, twelve percent (12%);
(b)    As of any Determination Date from and after the First Amendment Effective Date through and including June 30, 2022, seventeen percent (17%); and
(c)    As of any Determination Date from and after July 1, 2022, twelve percent (12%)”
(d)Six Months on Book Charge Off Rate.
i.Section 6.1(d) of the Financing Agreement is amended by deleting such section and replacing it in its entirety as follows:
“Six Months on Book Charge Off Rate. The Credit Parties shall not permit the Six Months on Book Charge Off Rate to be greater than the Applicable Six Month Charge Off Rate for any three (3) or more of the most recent twelve (12) Vintage Pools which have been held by Borrower for six (6) consecutive months; provided, however, if any Vintage Pool contains 25 or fewer accounts, then at Lender’s election Borrower and Lender shall use good faith efforts to combine such Vintage Pool with one or more other pools.”

(e)Twelve Months on Book Charge Off Rate.
i.Section 6.1(e) of the Financing Agreement is amended by deleting such section and replacing it in its entirety as follows:
“Twelve Months on Book Charge Off Rate. The Credit Parties shall not permit the Twelve Months on Book Charge Off Rate to be greater than the Applicable Twelve Month Charge Off Rate for any three (3) or more of the most recent twelve (12) Vintage Pools which have been held by Borrower for twelve (12) consecutive months; provided, however, if any Vintage Pool contains 25 or fewer accounts, then at Lender’s election Borrower and Lender shall use good faith efforts to combine such Vintage Pool with one or more other pools.”
(f)Trailing Risk Adjusted Yield Covenant. Section 6.1(f) of the Financing Agreement is amended by deleting such section and replacing it in its entirety as follows:
“Trailing Risk Adjusted Yield. The Credit Parties shall not permit the Trailing Risk Adjusted Yield in any month to be less than:
(a)    As of any Determination Date from and after the Original Effective Date through and including the day immediately prior to the First Amendment Effective Date, twelve percent (12%) for the prior three (3) months;
(b)    As of any Determination Date from and after the First Amendment Effective Date through and including April 30, 2022, four percent (4%) for the prior three (3) months;
(c)    As of any Determination Date from and after May 1, 2022 through and including May 31, 2022, five percent (5%) for the prior three (3) months;
(d)    As of any Determination Date from and after June 1, 2022 through and including June 30, 2022, seven percent (7%) for the prior three (3) months;
(e)    As of any Determination Date from and after July 1, 2022 through and including July 31, 2022, ten percent (10%) for the prior three (3) months;
(f)    As of any Determination Date from and after August 1, 2022, twelve percent (12%) for the prior three (3) months.
Notwithstanding the foregoing but subject to the terms of this paragraph, if any of the foregoing Trailing Risk Adjusted Yield tests would not otherwise be satisfied, then no Event of Default shall occur with respect to such potential failure to satisfy the applicable Trailing Risk Adjusted Yield test(s) if on or before the date on which the applicable monthly Compliance is due ECI and/or any of its Affiliates causes such Trailing Risk Adjusted Yield test(s) to be satisfied by making capital contributions to Borrower which shall be treated, on a dollar for dollar basis, as if such capital contributions were made on the applicable Determination Date as additional collections of Receivables and included in clause (a) of the definition of “Annualized Risk Adjusted Yield” (any such contribution being referred to herein as a “TRAY Contribution”); provided, however, Borrower shall separately reflect any additional TRAY Contributions separately in Section F of Schedule A of any applicable Compliance Certificate. Borrower shall receive no more than four (4) TRAY

Contributions with respect to Determination Dates in calendar year 2022, and starting in calendar year 2023 and thereafter no more than two (2) TRAY Contributions with respect to Determination Dates in any given calendar year. For the sake of clarification, any TRAY Contribution made in accordance with this paragraph in January of one year with respect to a Determination Date in December of the prior year shall count toward the maximum number of TRAY Contributions for the prior year in which the December Determination Date falls.”
2.Condition Precedent. The following constitutes a condition precedent to the effectiveness of this Amendment:
(a)Borrower shall deliver an executed counterpart of the Amendment executed by Borrower and each Credit Party.
3.Applicable: Law, Venue and Jurisdiction. The laws of the State of Texas shall govern this Amendment, its terms and conditions, the interpretation hereof, and the rights and obligations of the Parties hereunder. Any action at law or in equity brought to interpret or enforce this Amendment or any other document executed or delivered in connection herewith shall be brought and prosecuted to final adjudication in federal or state courts located in County of Dallas, State of Texas, and the Parties consent to the jurisdiction of such Texas state and federal courts and agree to the validity of service of process in any such action by registered or certified mail, return receipt requested.
4.Representations and Warranties. Borrower and each Credit Party each hereby expressly represents and warrants that: (a) it has full power and authority to enter into and perform its obligations under this Amendment; (b) it is represented and has been advised by counsel in connection with this Amendment, which such Party executes wholly voluntarily and of its own choice, volition, judgment, belief and knowledge, after consultation with such counsel and not under coercion or duress; (c) it has made its own investigation of the facts and is relying solely upon its own knowledge and the advice of its counsel; (d) it is unaware of any illegal, unethical, or fraudulent activity or conduct of any Party to this Amendment; (e) the entry into and performance of this agreement will not violate its organizational documents, or violate, or cause any termination, acceleration, violation, default or event or condition with the giving of notice or passing of time would be a default, of any agreement, indenture or instrument, by which it is bound, (f) it knowingly waives any claim that this Amendment was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Amendment based upon presently existing facts either known or reasonably ascertainable, and (g) no default under any Transaction Document, or any event or condition which, with the giving of notice or passage of time, would constitute a default, has occurred and is continuing which has not otherwise been waived in writing by Administrative Agent. Each Credit Party agrees and stipulates that the Lender is relying upon these representations and warranties in entering into this Amendment.
5.Entire Agreement; Agreements Remain in Effect. This Amendment and the Transaction Documents contain and constitute the entire agreement and understandings of the Parties and supersede as of the execution date all prior negotiations, discussions, undertakings or agreements of any sort whatsoever, whether oral or written, or any claims that might have ever been made by one Party against any opposing Party. In the event that there is any conflict between the terms of this Amendment, on the one hand, and any of the Transaction Documents, on the other hand, this Amendment shall control. There are no representations, agreements, or inducements except as set forth expressly and specifically in this Amendment. The Parties represent and acknowledge that no Party relies, or has relied upon, any representation by the other Party, except as expressly set forth herein. Each Party agrees that the Transaction Documents remain in full force and effect without amendment, modification or Amendment, except as specifically set forth herein.

6.Release. In consideration of, among other things, the Agent’s and Lender’s execution and delivery of this Amendment, Borrower and each Credit Party hereby forever agrees and covenants not to sue or prosecute against any of the Lender and each of its affiliates, agents and employees (each, a “Releasee”) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims that each such Party now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Releasees, based in whole or in part on facts, whether or not now known, existing on or before the date of this Amendment, that relate to, arise out of or otherwise are in connection with: (A) any or all of the Transaction Documents and this Amendment, or transactions contemplated thereby or hereby or any actions or omissions in connection therewith or herewith; and (B) any aspect of the dealings or relationships between or among the Borrower or any Credit Party, on the one hand, and any or all of the Releasees, on the other hand. In entering into this Amendment, the Borrower and each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts or omissions or the accuracy, completeness or validity hereof. The provisions of this section shall survive the termination of this Amendment, any Transaction Document, and payment in full of the obligations under the Transaction Documents.
7.Amendments in Writing. This Amendment may only be amended, modified, waived or extended by a written instrument that has been executed by the Parties and that unequivocally indicates the Parties’ intention to modify this Amendment. No Amendment of any breach of this Amendment shall be construed as an implied amendment or agreement to amend or modify any provision of this Amendment.
8.No Author. All terms and provisions of this Amendment, and the drafting of this Amendment, have been negotiated by the Parties at arm’s length, with assistance of the attorneys and appropriate representatives of the Parties’ choosing, and to mutual agreement, with consideration by and participation of each and no party shall be deemed the scrivener of this Amendment. The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party is not to be employed in the interpretation of this Amendment.
9.Construction. Words used in this Amendment of any gender or neuter shall be construed to include any other gender or neuter where appropriate. Words used in this Amendment that are either singular or plural shall be construed to include the other where appropriate.
10.Captions and Headings. The Parties agree that the captions and headings contained in this Amendment are for convenience only and shall not be deemed to constitute a part of this Amendment.
11.Multiple Counterparts. This Amendment may be executed in multiple counterparts, any and all of which may contain the signatures of less than all the Parties and all of which shall be construed together as a single document. Each counterpart shall be fully effective as an original when all of the Parties have executed this Amendment. Such counterparts may also be executed by electronic signature (e.g., DocuSign) or may be delivered electronically (e.g., as a .PDF attachment to an email).
12.No Amendment. The failure by any of the Parties to this Amendment to enforce at any time, or for any period of time, any one or more of the terms or conditions of this Amendment or a course of dealing between the Parties, shall not be a Amendment of such terms or conditions or of such Party’s right thereafter to enforce each and every term and condition of this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the date first set forth above.

BORROWER:
TODAY SPV, LLC a Delaware limited liability company
By:    Today Card, LLC, a Delaware limited liability company, its Sole Member
By:    Elevate Credit, Inc, a Delaware corporation, its Sole Member

By:     /s/ Jason Harvison
Name:     Jason Harvison
Title:    Chief Executive Officer

CREDIT PARTIES:
TODAY CARD, LLC a Delaware limited liability company
By:    Elevate Credit, Inc, a Delaware corporation, its Sole Member

By:     /s/ Jason Harvison
Name:     Jason Harvison
Title:    Chief Executive Officer

[Signatures continue on next page]

TODAY MARKETING, LLC a Delaware limited liability company
By:    Today Card, LLC, a Delaware limited liability company, its Sole Member
By:    Elevate Credit, Inc, a Delaware corporation, its Sole Member

By:     /s/ Jason Harvison
Name:     Jason Harvison
Title:    Chief Executive Officer

[Signatures continue on next page]

LENDER:

PCAM CREDIT XV, LLC, a Texas limited liability company
By:    Park Cities Lending Corp., a Delaware corporation, its Sole Member

By:     /s/ J. Andrew Thomas
Name: J. Andrew Thomas
Title: President

AGENT:

PARK CITIES ASSET MANAGEMENT, LLC, a Delaware limited liability company

By:     /s/ J. Andrew Thomas
Name: J. Andrew Thomas
Title: Manager